EXHIBIT 23.2


The Stockholders and Board of Directors
North Fork Bancorporation, Inc.


We consent to the use of our report, dated January 15, 1998, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement to be filed on Form S-3.

                              /s/ KPMG PEAT MARWICK LLP


New York, New York
June 11, 1998